Exhibit 99.407

Accounting for Energy from RMR units called for System Reliability (not A/S) "Strawman" Proposal

Prior to Day Ahead Market The ISO will determine which units it must schedule to meet system reliability one day prior to trading day. ISO will inform each SC of their RMR unit schedules prior to the start of the trading day. PX will inform its participating RMR owners of their required RMR schedules. ISO will allocate requirement to accept energy from RMR units to the SCs in proportion to their loads. RMR consumption requirement.

Prior to Day Ahead Market An SC can attempt to: schedule its resources to absorb the RMR energy produced by its RMR units to meet its RMR consumption requirement within its own portfolio arrange inter-SC trades to sell RMR energy to another SC to meet that SC's RMR consumption requirement arrange inter-SC trades to buy RMR energy from another SC to meet the buyer's RMR consumption requirement.

In the Day Ahead Market If an SC still has excess RMR energy, it would bid to sell the energy into the PX market via an inter- SC trade. The SC would bid a price of $0/MWh on this energy and flag it as RMR energy. If an SC still must buy RMR energy to meet its RMR consumption requirement, it would bid to buy energy from the PX via an inter SC trade. The SC would bid a price of $2,500/MWh on the demand and flag the demand as RMR energy buy.

In the Day Ahead Market PX participants (non-SC) who own RMR units that the ISO has scheduled would bid an RMR supply portfolio in the PX day-ahead auction: Quantity in the portfolio = RMR energy scheduled for the participant's RMR units Price bid = $0/MWh Portfolio flagged as RMR energy.

In the Day Ahead Market By this process: All RMR energy is included in the SCs' IPSs Each SC meets its RMR consumption requirement The SCs are given the opportunity to trade among themselves to sell excess RMR energy and to purchase RMR energy to meet their RMR consumption requirements The PX acts as a clearinghouse of last resort in which SCs can sell excess RMR energy or buy RMR energy to meet RMR consumption requirement in PX market. PX RMR participants sell their RMR energy in the PX market either to PX loads or to other SCs via inter-SC trades.

In the Day Ahead Market SCs submit IPSs and adjustment bids to the ISO. PX participants schedule generation and loads to meet assigned portfolio energy from PX auction PX participants schedule RMR units Energy production by each RMR unit in the IPS is greater than or equal to RMR energy required by the ISO PX participants submit adjustment bids: RMR unit adjustment bids priced at -$30,000/MWh for energy equal to or less than RMR requirement from unit: Above RMR requirement for unit, adjustment bid prices in economic range.

Congestion Management Congestion Management is performed exactly as the ISO does it today. RMR energy is already included in the IPSs (or revised preferred schedules) Adjustment bids are set to protect RMR energy production.

Gaming Possibility SCs could buy and sell RMR energy at $0/MWh The TOs would be forced to pay the RMR units their contract prices SCs could gain free energy. One party could set up two SCs One SC (SC-L) with load and non-RMR generation One SC (SC-G) with RMR generation When ISO calls on SC-G's RMR units, the party could arrange to sell SC-G's RMR energy to SC-L at $0/MWh to meet SC-L's RMR consumption requirement. TOs will pay for the RMR energy produced at contract price.

Gaming Possibility Could avoid gaming possibility by requiring: all SCs to bid to sell RMR energy in PX market via inter-SC trades The bid price will be $0/MWh all SCs to bid to buy their RMR consumption requirement in PX market via inter-SC trades The bid price will be $2,500/MWh. RMR energy will trade at the PX day-ahead (zonal) market clearing prices This ensures that the TO will be credited with the zonal PX price for the energy produced by an RMR unit.

Gaming Possibility The previous approach would require that all SC become PX participants at least for purposes of buying and selling RMR energy. SCs would incur some expense. An alternative would be to let SCs arrange inter- SC trades to buy and sell RMR energy among themselves PX not involved in the inter-SC trades To negate gaming potential and ensure that TOs are credited a fair price for RMR energy, price these RMR energy trades at the appropriate PX zonal price.

Ancillary Services The ISO will schedule RMR units for ancillary services after the close of the day-ahead market as at present. This energy could be carried to real-time as today. There should be less over-generation in real time since RMR for system reliability is incorporated in day-ahead schedule. Procedures to adjust the day-ahead schedules to incorporate this A/S related RMR energy could be developed.